Exhibit 4.8

PUGET SOUND POWER & LIGHT COMPANY

TO

OLD COLONY TRUST COMPANY,

OF BOSTON,

                                                         TRUSTEE.

Forty-Fifth Supplemental Indenture

Dated as of April 1, 1960

Relating to an Issue of First Mortgage Bonds, 5 3/8% Series

Due April 1, 1990

Supplemental to Indenture dated as of June 2, 1924,

as supplemented and modified

(NOT PART OF INDENTURE)

THIS FORTY-FIFTH SUPPLEMENTAL INDENTURE, made as of the first day of April, 1960, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (hereinafter sometimes called the “Company”), party of the first part, and OLD COLONY TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts and having its principal office in the City of Boston, in said Commonwealth (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

Whereas, the Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental

Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3 1/2 % Series due 1984, (herein sometimes called “Bonds of the 1984 Series”) and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture) ; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, a Forty-second Supplemental Indenture dated as of July 1, 1957, a Forty-third Supplemental Indenture, dated as of May 1, 1958, and a Forty-fourth Supplemental Indenture dated as of November 1, 1959, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, there have been duly executed, authenticated and delivered, pursuant to the provisions of the Indenture as supplemented by the Forty-third Supplemental Indenture, Bonds designated as First Mortgage Bonds, 4 1/8 % Series due 1988 (hereinafter sometimes called “Bonds of the 1988 Series”) in the principal amount of Thirty Million Dollars ($30,000,000) ; and

WHEREAS, there have been duly executed, authenticated and delivered, pursuant to the provisions of the Indenture as supplemented by the

Forty-fourth Supplemental Indenture, Bonds designated as First Mortgage Bonds, 5 1/2 % Series due 1989 (hereinafter sometimes called “Bonds of the 1989 Series”) in the principal amount of Twenty Million Dollars ($20,000,000); and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of Bonds of the 1984 Series, the Thirty Million Dollars ($30,000,000) principal amount of Bonds of the 1988 Series and the Twenty Million Dollars ($20,000,000) principal amount of Bonds of the 1989 Series, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 5 3/8 % Series due 1990 (hereinafter sometimes called “Bonds of the 1990 Series”), and has authorized an initial issue of Twenty Million Dollars ($20,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Forty-fifth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Twenty Million Dollars ($20,000,000) principal amount of Bonds of the 1990 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture, a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Forty-fifth Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Power & Light Company, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto Old Colony Trust Company, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture, is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

LIST OF REAL ESTATE ACQUIRED BY PUGET SOUND POWER & LIGHT COMPANY

NOT SPECIFICALLY DESCRIBED IN ANY PRIOR SUPPLEMENTAL MORTGAGE

Sec.	Twp.		Range		Description	Deed From	Deed Records
(or plat name)							Vol.	Page
					ISLAND COUNTY

3	32	*	1E	*	A tract in the SW 1/4 of SW 1/4 of Section 3, Township 32 N, Range 1 E of the W.M., described as follows: Beginning at the Section corner common to Sections 3, 4, 9 and 10, Township 32 N, Range 1E, W.M.; thence N 1° E 380.95 feet and S 89°E 20 feet to true point of beginning; thence S 89° E 100 feet; thence N 1°E 99.83 feet; thence N 88°54’ W 60.01 feet to the beginning of a curve to the left with a central angle of 90° 06’ and a radius of 40.07 feet; thence on said curve 62.90 feet; thence S 1°W 60 feet to the point of beginning.	Harry Riepma and Minnie Riepma, his wife Nov. 10, 1959	103	538

					KITSAP COUNTY

28	24		1E		The N 500 feet, as measured along the W line thereof, of the SW 1/4 of the SW 1/4 of Section 28, Township 24 N, Range 1 E, W.M., EXCEPT the E 501 feet thereof, and EXCEPT that portion previously conveyed to the Puget Sound Power & Light Company by statutory warranty deed, dated March 25, 1952 and recorded in Volume 543 of Deeds, Page 122, Records of Kitsap County, Washington, same being under Auditor’s File No. 551750, the S line of the property herewith conveyed being on a bearing of S 88°53’48” E	Rosanna S. Sample formerly Rosanna S. Oliver, whose husband is H. G. Sample also known as Harold G. Sample Nov. 10, 1959	701	633

1	26		1E		That portion of the S 1/4 of the NE 1/4 of the SE 1/4, Section 1, Township 26 N, Range 1 E., W.M., in Kitsap County, Washington, lying southeasterly of Bond Road and westerly of County Road No. 88, more particularly described as follows: Beginning at the SE corner of Section 1, Township 26 N, Range 1 E, W.M.; thence N 0°32’57” E along the E line of said Section 1, a distance of 1,319.58 feet to the S sixteenth corner on said E line; thence N 89°01’38” W along the S line of the NE 1/4 of the SE 1/4 of said Section 1, a distance of 51.36 feet to the westerly right of way line of County Road No. 88 and the true point of beginning; thence continuing N 89°01’38” W 153.57 feet to the southeasterly right of way line of the Bond Road; thence along the southeasterly right of way line of the Bond Road, N 50°02’22” E 78.85 feet to the beginning of a curve to the left with a radius of 331.56 feet; thence along said curve a distance of 107.06 feet to the point of intersection with the westerly right of way line of County Road No. 88; thence S 9°56’23” E along the westerly right of way line of County Road No. 88 a distance of 136.00 feet to the true point of beginning.	Howard K. Asher and Betty A. Asher, his wife Oct. 15, 1959	699	545

*	All numbers in the columns of the following tabulation under designation “Twp” indicate townships north of the Willamette Base Line, and the Letters “E” and “W” in the column under the designation “Range” indicate ranges east or west, as the case may be, of the Willamette Meridian.

Sec.	Twp.	Range	Description	Deed From	Deed Records
(or plat name)					Vol.	Page
H. A. Stetson’s 5 Acre Tracts			The E 200 feet of Lot 28, in the Plat of H. A. Stetson’s 5 Acre Tracts as per plat recorded in Volume 3 of Plats, page 26, records of Kitsap County, Washington. EXCEPT the S 10 feet conveyed to Kitsap County for road	Irlow Berg and Ellen S. Berg, husband and wife July 17, 1959	694	642

			PIERCE COUNTY

1	17	4E	That part of the W one-half of the W one-half of the SE 1/4 of Section 1, Township 17 N, Range 4 E,W.M., described as follows: Beginning at the intersection of the southerly line of the Kapowsin Highway (Butler County Road) with the westerly line of the Benbow Road, thence westerly along the southerly line of said Kapowsin Highway, 100 feet; thence southerly parallel with westerly line of Benbow Road a distance of 100 feet; thence easterly parallel with the southerly line of said Kapowsin Highway, 100 feet to the westerly line of Benbow Road; thence northerly along said westerly line to point of beginning, subject to the exceptions and reservations contained in deeds from St. Paul and Tacoma Lumber Company recorded under Auditor’s Fee Numbers, 811154 and 1631868 and further subject to the easement for electric transmission and distribution line as granted in deed recorded under Auditor’s Fee No. 1072330, October 20, 1952	Jack M. Widener and Barbara Widener, now, at the time of acquiring title to the below described property, and at all intervening times, husband and wife July 23, 1959	1199	810

8	19	2E	S 120 feet of E 180 feet of N 341.54 feet of NE 1/4 of NE 1/4, Section 8, Township 19 N, Range 2 E of the W.M. EXCEPT from said E 180 feet the E 30 feet for Holden Road	Helen Schaff as her separate property being a single woman on May 15, 1959 and at all times since July 22, 1959	1199	349

			SKAGIT COUNTY

14	34	4E	That part of the N 1/2 of the S 1/2 of the NE 1/4 of the SW 1/4 of Section 14, Township 34 N, Range 4 E, W.M. Skagit County, Washington, described as follows: Commencing at the intersection of the southerly line of the said N 1/2 of the S 1/2 of the NE 1/4 of the SW 1/4 of said Section with the easterly boundary of State Highway No. 1 A (sometimes known as the Clear Lake Road); thence easterly along said southerly line of said tract 100 feet; thence N 0°0’15” E 100 feet; thence N 88°45’ W 131.15 feet to the easterly boundary of said Highway; thence southeasterly along said easterly boundary of said Highway 105.35 feet, more or less, to the point of beginning. Subject only to reservation of minerals and mineral rights contained in deed from Wm. Lindsay et ux, dated August 8, 1905, filed August 22, 1905, as File No. 53220 and recorded in Volume 59 of Deeds at Page 183.	Chauncey D. Green July 13, 1959	303	469

TO HAVE AND TO HOLD all and singular the said rights, privileges, easements, licenses and franchises and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the Indenture, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture set forth; it being hereby agreed as follows, to wit:

ARTICLE ONE.

Bonds of the 1990 Series and Certain Provisions

Relating Thereto.

SECTION 1.01. A. Terms of Bonds of the 1990 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 5 3/8% Series due 1990” (herein referred to as the “Bonds of the 1990 Series”). The aggregate principal amount of the Bonds of the 1990 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the 1990 Series shall be coupon Bonds of the denomination of $1,000, registerable as to principal, and registered Bonds without coupons of the denominations of $1,000 or any multiple thereof.

The coupon Bonds of the 1990 Series shall be dated as of April 1, 1960, which date shall be the date of the commencement of the first interest period for all Bonds of the 1990 Series, and the registered Bonds of the 1990 Series without coupons shall be dated as provided in Section 3.05 of the Indenture. All Bonds of the 1990 Series shall mature April 1, 1990, and shall bear interest at the rate of 5 3/8% per annum until the payment of the principal thereof, such interest to be payable semi-annually on April 1 and October 1 in each year. The principal of, and the premium, if any, and interest on, the Bonds of the 1990 Series shall be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts, or of its successor in trust, or, at the option of the holders of the Bonds of the 1990 Series, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

The definitive Bonds of the 1990 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of the charges provided in Section 3.11 of the Indenture, registered Bonds of the 1990 Series without coupons may be exchanged for a new registered Bond or Bonds of different authorized denominations of like aggregate principal amount or for a like aggregate principal amount of coupon Bonds of said series, with coupons attached representing interest from the last interest payment date to which interest has been paid on the registered Bonds surrendered in exchange, or both, and coupon Bonds of the 1990 Series may be exchanged for a like aggregate principal amount of registered Bonds of the said series without coupons of the same or a different authorized denomination or denominations.

The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of, and the premium, if any, and interest on, the Bonds of the 1990 Series and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 1990 Series.

B. Forms of Bonds of the 1990 Series. The coupon Bonds of the 1990 Series, the interest coupons to be attached thereto, the registered Bonds of said series, and the Trustee’s authentication certificate to be executed on all of the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF COUPON BOND OF THE 1990 SERIES]

No. M	$1,000

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the Commonwealth of Massachusetts

FIRST MORTGAGE BOND, 5 3/8% SERIES DUE 1990

DUE APRIL 1, 1990

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Massachusetts (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, the sum of One Thousand Dollars ($1,000) on April 1, 1990, or earlier as hereinafter provided, with interest thereon from April 1, 1960, at the rate of 5 3/8% per annum, payable semi-annually on the first days of April and October in each year until payment of the principal hereof but, as to interest due at or prior to maturity, only upon surrender of the appropriate coupons attached hereto as they severally become due.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Forty-fifth Supplemental Indenture dated as of April 1, 1960, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

This bond is to be treated as negotiable, subject to the requirements for registration as to principal hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”, and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture, and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning April 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning April 1	Regular Redemption Price %	Special Redemption Price %
1960	106.50	101.15	1975	103.15	100.80
1961	106.30	101.15	1976	102.95	100.75
1962	106.05	101.10	1977	102.70	100.70
1963	105.85	101.10	1978	102.50	100.70
1964	105.60	101.10	1979	102.25	100.65
1965	105.40	101.05	1980	102.05	100.60
1966	105.20	101.05	1981	101.80	100.55
1967	104.95	101.00	1982	101.60	100.50
1968	104.75	101.00	1983	101.35	100.45
1969	104.50	100.95	1984	101.15	100.40
1970	104.30	100.95	1985	100.90	100.35
1971	104.05	100.90	1986	100.70	100.30
1972	103.85	100.90	1987	100.45	100.25
1973	103.60	100.85	1988	100.25	100.15
1974	103.40	100.85	1989	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond is duly designated for redemption, if payment of the principal hereof, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond, with all appropriate coupons, is either singly, or together with other coupon bonds of the same series as this bond, exchangeable at the option of the holder, upon surrender thereof in bearer form and upon payment of a reasonable charge, but subject to the terms, conditions and limitations expressed in said Indenture, for a registered bond or bonds without coupons of the same series as this bond, and of the same aggregate principal amount of any denomination or denominations authorized by the Indenture.

This bond shall pass by delivery except while registered as to principal.

This bond, but not its coupons, may from time to time be registered as to principal at the option of the holder on the books of the Company at the principal corporate trust office of the Trustee, and if so registered shall pass only by transfer on such books, unless such transfer shall have been made and registered to bearer, in which case it shall again pass by delivery until again registered. Registration shall not affect the negotiability of the coupons, which shall continue to be transferable by delivery, and the payment of any coupon to the bearer thereof shall be a discharge of the Company in respect of the interest therein mentioned.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by its President or one of its Vice Presidents or its Secretary and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, and has likewise caused the annexed coupons to be authenticated by a facsimile of the signature of its Treasurer, all as of the first day of April, 1960.

PUGET SOUND POWER & LIGHT COMPANY,

By
(Title)

And by
(Title)

[GENERAL FORM OF INTEREST COUPON APPURTENANT TO

COUPON BONDS OF THE 1990 SERIES]

$ *	No.

On the first day             , 19    , upon surrender hereof, unless the bond mentioned below shall previously have become due and payable and payment shall have been duly provided therefor, PUGET SOUND POWER & LIGHT COMPANY will pay to the bearer at the principal corporate trust office of Old Colony Trust Company, in the City of Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington, the amount shown hereon above, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, being six months’ interest then due on its First Mortgage Bond, 5 3/8 % Series due 1990 No. M            .

Treasurer.

*	October coupon will be $26.88
*	April coupon will be $26.87

[FORM OF REGISTRATION]

NOTICE: No writing below except by a Bond Registrar.

Date of Registration	Name of Registered Owner	Signature of Bond Registrar

[FORM OF REGISTERED BOND OF THE 1990 SERIES WITHOUT COUPONS]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the Commonwealth of Massachusetts

FIRST MORTGAGE BOND, 5 3/8% SERIES DUE 1990

DUE APRIL 1, 1990

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Massachusetts (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                          or registered assigns, the sum of              Dollars ($            ) on April 1, 1990, or earlier as hereinafter provided, and to pay to said payee, or registered assigns, interest hereon from the date hereof at the rate of 5 3/8 % per annum, payable semi-annually on the first days of April and October in each year until payment of the principal hereof.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, or, at the option of the registered holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This Bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Forty-fifth Supplemental Indenture dated as of April 1, 1960, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”, and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning April 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning April 1	Regular Redemption Price %	Special Redemption Price %
1960	106.50	101.15	1975	103.15	100.80
1961	106.30	101.15	1976	102.95	100.75
1962	106.05	101.10	1977	102.70	100.70
1963	105.85	101.10	1978	102.50	100.70
1964	105.60	101.10	1979	102.25	100.65
1965	105.40	101.05	1980	102.05	100.60
1966	105.20	101.05	1981	101.80	100.55
1967	104.95	101.00	1982	101.60	100.50
1968	104.75	101.00	1983	101.35	100.45
1969	104.50	100.95	1984	101.15	100.40
1970	104.30	100.95	1985	100.90	100.35
1971	104.05	100.90	1986	100.70	100.30
1972	103.85	100.90	1987	100.45	100.25
1973	103.60	100.85	1988	100.25	100.15
1974	103.40	100.85	1989	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds, in either registered or coupon form (but only of authorized denominations of the same series), for the unredeemed balance of the principal amount of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the

Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations or coupon bonds of the same series of the denomination of One Thousand Dollars, bearing coupons representing interest from the last interest payment date to which interest has been paid on this bond, or both such registered bonds and coupon bonds, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

Payment of interest by the Company to the registered holder of this bond will be a discharge of the Company with respect to such interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by its President or one of its Vice Presidents or its Secretary and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, all as of

PUGET SOUND POWER & LIGHT COMPANY,

By
(Title)

And by
(Title)

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED the undersigned hereby sells, assigns, and transfers unto                                          the within bond, and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed By:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF STAMP TAX LEGEND FOR ALL BONDS OF THE 1990 SERIES]

United States Documentary Tax stamps required by law have been affixed to the within mentioned Indenture and duly cancelled.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE FOR ALL BONDS]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

OLD COLONY TRUST COMPANY,
Trustee,

By
Authorized Officer.

SECTION 1.02. Redemption Provisions for Bonds of the 1990 Series. The Bonds of the 1990 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the forms of the Bonds of the 1990 Series set forth in Section 1.01 hereof; or

(b) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the forms of the Bonds of the 1990 Series set forth in Section 1.01 hereof

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section 1.03 hereof, or

(ii) for use as a basis for credit, as provided in said Section 1.03, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of cash deposited with the Trustee for the depreciation fund provided for in Section 1.04 hereof; or

(iv) through the application of any trust moneys representing the proceeds of property taken, recaptured or sold in any transaction to which the provisions of Section 7.04 of the Indenture are applicable,

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless such notice is waived by the holders of all bonds of such series) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication.

SECTION 1.03. Sinking and Improvement Fund for Bonds of the 1990 Series. As a sinking and improvement fund for the benefit of the holders of the Bonds of the 1990 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, annually on or before March 31 in each year, beginning with 1962 and continuing to and including March 31, 1989, pay to the Trustee in cash, an amount equal to the excess, if any, over the sum of the credits shown by the annual certificate hereinafter in this Section provided for, of an amount equal to the lowest multiple of $1,000 which equals or exceeds 1% of the aggregate principal amount of Bonds of the 1990 Series outstanding on the February 1 next preceding such March 31.

The payments and the dates upon which payments are required for the sinking and improvement fund as above provided are in this Section 1.03 and in the annual certificate hereinafter provided for referred to as “sinking and improvement fund payments” and “sinking and improvement fund payment dates”, respectively.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate (herein referred to as an “annual sinking and improvement fund certificate”), substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED

ANNUAL SINKING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the 1990 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section 1.03 of the Forty-fifth Supplemental Indenture to the above mentioned Mortgage, do hereby certify as follows:

1. The amount of the sinking and improvement fund payment due on March 31, 19 (here there should be specified the March 31 next succeeding the date of filing of the certificate) computed as provided in Section 1.03 of said Supplemental Indenture (but before deduction of credits) is                                          $            .

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows:

(i) Bonds of the 1990 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to                                          $            .

(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the 1990 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Special Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause (b) of

Section 1.02 of the Forty-fifth Supplemental Indenture, of a principal amount equal to                                          $            .

(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the 1990 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section 1.02 of the Forty-fifth Supplemental Indenture, of a principal amount equal to                                          $            .

(Here specify Bonds redeemed or Bond credits therefor.)

(iv) Unfunded net additions shown by net property additions applications heretofore or concurrently herewith filed with the Trustee, equal to $            , to the extent of 60% of said amount, i.e                                          $            .

Total credits pursuant to Item 2                                          $            .

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (i) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. (This statement need be included only if credit is taken pursuant to Item 2.) None of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses (i), (ii) and (iii) of Item 2 above has been funded, and no net additions made the basis of a credit pursuant to Clause (iv) of Item 2 above have been funded, or, if funded, they have become unfunded pursuant to the provisions of the last two paragraphs of Section 1.35 of the Fortieth Supplemental Indenture, or (in the case of Bonds or Bond credits) such Bonds or

Bond credits have been reinstated as provided in Section Four of Article II of Part I of said Fortieth Supplemental Indenture, or in Section 2.03 of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above-mentioned sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item 1 hereof, minus the total credits set forth in Item 2 hereof, is                                          $            .

[Here insert statements as to compliance with conditions precedent as required by Section 2.04 of the Fortieth Supplemental Indenture.]

Dated:

President

Treasurer of PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the 1990 Series delivered to the Trustee and credited against any sinking and improvement fund payment and all Bonds of the 1990 Series redeemed by operation of the sinking and improvement fund or the redemption of which has been made the basis of a credit against any sinking and improvement fund payment or Bond credits therefor, and all net additions made the basis of a credit against any sinking and improvement fund payment, shall be deemed to be thereupon funded, but only so long as any Bonds of the 1990 Series are outstanding. All Bonds of the 1990 Series so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, be required to make to the Trustee a payment in cash for the sinking and improvement fund, the Trustee shall proceed to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the 1990 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 hereof and Article Ten of the Indenture of the redemption for the sinking and improvement fund, on the then next ensuing April 1, of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such April 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, and premium payable, on Bonds of the 1990 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the 1990 Series specified in said Clause (i) of Item 2 in such certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the 1990 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the trustee an amount equal to the cost of giving notice of redemption of Bonds of the 1990 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION 1.04. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that, so long as any of the Bonds of the 1990 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.05. Restriction on Payment of Dividends on Common Stock. Notwithstanding the provisions of Section 1.08 of the Forty-fourth Supplemental Indenture, the Company hereby covenants that the covenants made by the Company in Section 1.05 of the Forty-fourth Supplemental

Indenture shall continue in full force and effect so long as any of the Bonds of the 1990 Series shall remain outstanding.

SECTION 1.06. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the Indenture so long as any of the Bonds of the 1990 Series shall remain outstanding.

SECTION 1.07. Assignment of Certain Contracts. The Company hereby covenants that, except in connection with any merger or consolidation of the Company, or any sale, conveyance, transfer or lease, subject to the lien of the Indenture, of all of the trust estate as, or substantially as, an entirety as permitted by Article Fourteen of the Indenture, or unless the prior written consent of the holders of not less than a majority in principal amount of the Bonds of the 1990 Series at the time outstanding is obtained, it will not assign to any third party any of its right, title and interest under, in and to, the following described contracts:

(a) Power Contract, dated January 6, 1956 between Public Utility District No. 1 of Chelan County, Washington and the Company, relating to the sale of electric energy to the Company from the so-called Rock Island Project;

(b) Power Sales Contract, dated as of the 14th day of November, 1957, between Public Utility District No. 1 of Chelan County, Washington and the Company relating to the sale of electric energy to the Company from the so-called Rocky Reach Project; and

(c) All amendments and supplements to, and modifications of, the Power Contracts described in clauses (a) and (b) above.

Nothing in this Section 1.07 contained shall in any way affect or impair the right of the Company, from time to time, if no default shall exist under the Indenture, to modify, supplement or terminate such contracts and each of them, if, in the opinion of the Company, such modification, supplement or termination is necessary, desirable or advisable in the conduct of the utility business of the Company.

SECTION 1.08. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the 1990 Series are outstanding.

ARTICLE TWO.

Principal Amount Presently To Be Outstanding.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture, will be Ninety-five Million Dollars ($95,000,000), namely, Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8 % Series due 1988 and Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/2% Series due 1989 now issued and outstanding, and Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 3/8% Series due 1990, to be authenticated and delivered pursuant to Section 2.02 of this Forty-fifth Supplemental Indenture. Additional Bonds of the 1984 Series, the 1988 Series, the 1989 Series, the 1990 Series and of any other series established after the execution and delivery of this Forty-fifth Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the 1990 Series in the aggregate principal amount of Twenty Million Dollars ($20,000,000) may forthwith, upon the execution and delivery of this Forty-fifth Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE.

Miscellaneous.

SECTION 3.01. This Forty-fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Bonds of the 1990 Series to the same extent as if specifically set forth herein. All terms used in this Forty-fifth Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Forty-fifth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of this Forty-fifth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted, so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. This Forty-fifth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.05. Although this Forty-fifth Supplemental Indenture is dated for convenience and for the purpose of reference as of April 1, 1960, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Power & Light Company has caused this Forty-fifth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer

and its corporate seal to be hereunto affixed and attested by its Clerk or Assistant Clerk or its Secretary or one of its Assistant Secretaries, and Old Colony Trust Company in token of its acceptance of the trust hereby created has caused this Forty-fifth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, all on the 21st day of April, 1960, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

	By	/S/ J. E. ANDERSON
Attest:		Treasurer.

/S/ CHARLES JACKSON, JR.
Clerk.

CORPORATE SEAL

OLD COLONY TRUST COMPANY

	By	/S/ H. S. PARKER
Attest:		Vice President.

/S/ E. K. FIELDING
Assistant Secretary.

CORPORATE SEAL

}	COMMONWEALTH OF MASSACHUSETTS	SS.:
COUNTY OF SUFFOLK

On this 21st day of April, 1960, before me personally appeared J. E. ANDERSON and CHARLES JACKSON, JR., to me known to be the Treasurer and Clerk, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/S/ JOHN J. WALSH
NOTARY PUBLIC

My commission expires November 5, 1960

NOTARIAL SEAL

}	COMMONWEALTH OF MASSACHUSETTS	SS.:
COUNTY OF SUFFOLK

J. E. ANDERSON and CHARLES JACKSON, JR., being duly sworn each for himself on oath deposes and says that he, the said J. E. ANDERSON is and at the time of the execution of the foregoing Supplemental Indenture was the Treasurer of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as such Treasurer executed said Supplemental Indenture in behalf of said corporation; and that he, the said CHARLES JACKSON, JR. is and at the time of the execution of said Supplemental Indenture was the Clerk of said corporation, the said mortgagor, and the same person who as such Clerk attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, delay or defraud creditors or any creditor of said corporation.

J. E. ANDERSON	CHARLES JACKSON, JR.

Subscribed and sworn to before me this 21st day of April, 1960.

/S/ JOHN J. WALSH
NOTARY PUBLIC

My commission expires November 5, 1960

NOTARIAL SEAL

}	COMMONWEALTH OF MASSACHUSETTS	SS.:
COUNTY OF SUFFOLK

On this 21st day of April, 1960 before me personally appeared H. S. PARKER and E. K. FIELDING, to me known to be a Vice President and an Assistant Secretary, respectively, of OLD COLONY TRUST COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

JOHN J. WALSH
NOTARY PUBLIC

My commission expires November 5, 1960

NOTARIAL SEAL

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record as real estate mortgage and file and index as chattel mortgage.

OLD COLONY TRUST COMPANY, Trustee

/S/ E. K. FIELDING
Assistant Secretary